May 6, 1998



FGIC Securities Purchase, Inc.
115 Broadway
New York, New York  10006

Ladies and Gentlemen:



         As your counsel, we have examined a copy of the Certificate of Incorporation, as amended, of FGIC Securities Purchase, Inc. (hereinafter called the "Company"), certified by the Secretary of State of the State of Delaware. We are familiar with the corporate proceedings held in connection with the proposed issuance and sale by the Company of up to $1,000,000,000 aggregate amount of liquidity facility obligations (the "Obligations") and have examined the Company's Registration Statement on Form S-3 (INCLUDING AMENDMENT NO. 1 THERETO) relating to the Obligations (the "Registration Statement") and the forms of Standby Bond Purchase Agreement to be entered into between the Company and the issuer of the securities filed as Exhibit 4.1 and Exhibit 4.2 to the Registration Statement (the "Standby Bond Purchase Agreements").



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          Based upon the  foregoing  and upon such further  investigation  as we deemed relevant in the premises, we are of the opinion that:

          1. The Company has been duly incorporated under the laws of the State of Delaware.

          2. That each of the Standby Bond Purchase Agreements has been duly and validly authorized and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.



          3. When the Obligations have been duly ISSUED by the Company as contemplated by the Standby Bond Purchase Agreements, such Obligations will constitute valid and legally binding obligations, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                          Very truly yours,
                                          /s/ Brown & Wood LLP